CHANGE IN CONTROL SEVERANCE AGREEMENT



      THIS Change in Control Severance Agreement ("Agreement") is made effective as of the 1st day of April, 1998 (the "Effective Date"), between American General Corporation, a Texas corporation having its principal place of business in Houston, Texas (the "Company" as hereinafter defined) and FullName~ ("the Executive").

      WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continued employment of key management personnel that are employed by the Company and/or its Affiliates; and

      WHEREAS, the Company's Board of Directors recognize that, as is the case of many publicly held corporations, the possibility of a change in control exists and that such possibility, and the uncertainty that it may engender among management, may result in the departure or distraction of management personnel to the detriment of the Company and its Affiliates and the Company's shareholders; and

      WHEREAS, the Company's Board of Directors has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's and its Affiliates' management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control.

      NOW, THEREFORE, for and in consideration of the premises and the respective covenants and obligations specified herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

1.    Defined terms:

      1.1.  "Additional Payment" shall  have the meaning set  forth in Section
4.7.

      1.2. "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended from time to time.

      1.3. "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time.

      1.4.  "Board" means the Company's Board of Directors.

      1.5. "Cause" for purposes of this Agreement means only the following actions or inactions: [i] a willful material misrepresentation by the Executive pertaining to the business or property of the Company or its Affiliates, [ii] misappropriation by the Executive of a material aspect of the business or property of the Company or its Affiliates, [iii] the Executive willfully causes material damage to the property or business of the Company or its Affiliates, [iv] willful gross neglect by the Executive to substantially perform the Executive's duties with the Company or its Affiliates (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 5.1), [v] the engaging by the Executive in willful gross misconduct resulting in demonstrable and material economic harm to the Company or its Affiliates, or [vi] the Executive's conviction of a felony that either involves moral turpitude or involves some aspect of the business or property of the Company or its Affiliates.

      1.6. "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

      A. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause
      (i) of Paragraph C below; or

      B. The following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company), whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

      C. There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation [or a share exchange between shareholders of the Company or any direct or indirect subsidiary of the Company and another corporation or entity pursuant to Article 5.02 (or any successor provision thereto) of the Texas Business Corporation Act] other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent





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      (30%)  or  more  of the  combined  voting power  of  the  Company's then outstanding securities; or

      D. The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transaction.

      1.7. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      1.8. "Committee" shall mean the Personnel Committee of the Board until six months prior to the occurrence of a Change in Control and thereafter shall mean (i) the individuals (not fewer than three in number) who, on the date six months before a Change in Control, constitute the Personnel Committee of the Board, plus (ii) in the event that fewer than three individuals are available from the group specified in clause (i) above for any reason, such individuals as may be appointed by the individual or individuals so available [including for this purpose any individual or individuals previously so appointed under this clause (ii)]; provided, however, that the maximum number of individuals constituting the Committee shall not exceed five.

      1.9. "Company" means American General Corporation, a Texas corporation, and, except in determining under Section 1.6 hereof whether any Change in Control has occurred, shall include any successor to American General Corporation's business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

      1.10. "Date of Termination" shall have the meaning  specified in Section
5.1.

      1.11. "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if: (i) as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, (ii) a physician agreed upon by the Executive (or the Executive's legal representative) and the Company (or, if the parties hereto are unable to agree upon a single physician, a third physician agreed upon by the two physicians, each of whom




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                     CHANGE IN CONTROL SEVERANCE AGREEMENT
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has   been  selected  by  either  the  Executive  [or  the  Executive's  legal representative] or the Company) shall have determined that the Executive will be incapable, due to physical or mental illness, of substantially performing the Executive's duties and responsibilities to the Company or its Affiliates,
(iii) the Company shall have given the Executive a Notice of Termination based on Disability, and (iv) within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

      1.12. "Good Reason" for termination of the Executive's employment by the Executive means the occurrence of any one or more of the following, without the Executive's express written consent, on or after any Change in Control, or during an applicable Period of Anticipated Change in Control, but, in either case, only as specified below in Section 4.4:

            1.12.1. A material reduction in the nature or scope of the Executive's authorities or duties from the Executive's authorities and duties either [i] immediately prior to the date on which a Change in Control occurs or [ii] immediately prior to a Period of Anticipated Change in Control during which a material reduction in the nature or scope of the Executive's authorities or duties occurs at the request of the Person causing the Company to be in such Period of Anticipated Change in Control, as the case may be.

            1.12.2. A reduction in the Executive's annual base salary as in effect either [i] immediately prior to the date on which a Change in Control occurs or [ii] immediately prior to a Period of Anticipated Change in Control during which the Executive's annual base salary is reduced at the request of the Person causing the Company to be in such Period of Anticipated Change in Control, as the case may be.

            1.12.3. A diminution in the Executive's eligibility to participate or level of participation in bonus, stock option, incentive award and other compensation plans which provide opportunities to receive compensation, from the greater of: (a) the opportunities provided by the Company (including its Affiliates) for other executives with the Company (including its Affiliates) with comparable duties or
      (b) the opportunities under any such plans under which the Executive was participating either [i] immediately prior to the date on which a Change in Control occurs or [ii] immediately prior to a Period of Anticipated Change in Control during which the Executive's eligibility or level of participation is diminished at the request of the Person causing the Company to be in such Period of Anticipated Change in Control, as the case may be.












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            1.12.4.   A diminution in the Executive's  benefits (including but
      not limited to pension, thrift, medical, dental, life insurance, long-term disability plans) and perquisites applicable to Executive, from the greater of: (a) the employee benefits and prerequisites provided by the Company (including its Affiliates) to other executives with comparable duties with the Company (including its Affiliates) or (b) the employee benefits and perquisites to which the Executive was entitled either [i] immediately prior to the date on which a Change in Control occurs or [ii] immediately prior to a Period of Anticipated Change in Control during which the Executive's benefits are reduced at the request of the Person causing the Company to be in such Period of Anticipated Change in Control, as the case may be.

            1.12.5. A change in the location of the Executive's principal place of employment by the Company (or its Affiliates) by more than fifty (50) miles from the location where the Executive was principally employed either [i] immediately prior to the date on which a Change in Control occurs or [ii] immediately prior to a Period of Anticipated Change in Control during which there occurs the Executive's change of location at the request of the Person causing the Company to be in such Period of Anticipated Change in Control, as the case may be.

            1.12.6. A determination by the Board that as a result of a Change in Control or the occurrence of an event that commences a Period of Anticipated Change in Control and a change in circumstances thereafter significantly affecting the Executive's position, the Executive is or shall be unable to exercise the authorities or duties attached to the Executive's position as in effect immediately prior to the date on which the Change in Control occurs or will occur.

      1.13. "Notice of Termination" has the meaning specified in Section 5.1.

      1.14. "Period of Anticipated Change in Control" shall have the following meaning for the purposes of this Agreement: the Company shall be deemed to be in a Period of Anticipated Change in Control during the time which commences when either [a] a Person has submitted a written offer to the Company which, if accepted by the Company, would result in an agreement the consummation of which would constitute a Change in Control and/or [b] the Company has entered into a written signed agreement with a Person the consummation of which would constitute a Change in Control. The Period of Anticipated Change in Control ends when the Company either rejects such written offer or terminates, cancels or consummates such agreement. There may be more than one period of time in which the Company is in a Period of Anticipated Change in Control.

      1.15. "Person" has the meaning specified in Section 3(a)(9) of the Securities Exchange Act of 1934 (as amended from time to time) and used in Sections 13(d) and 14(d) thereof, except that such term shall not include [i] the Company or any of its subsidiaries, [ii] a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, [iii] an underwriter temporarily holding securities pursuant to an offering of such securities, or [iv] a corporation owned, directly or





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indirectly,  by  the shareholders  of the  Company  in substantially  the same proportions as their ownership of stock of the Company.

2. This Agreement is not a contract of employment and does not modify the at-will nature of the Executive's employment relationship:

      2.1. This Agreement is not an employment agreement. This Agreement shall not be construed as creating an express or implied contract of employment and does not modify the nature of the Executive's employment relationship with the Company or its Affiliates, as the case may be. Except as otherwise agreed in writing between the Executive and the Company or an Affiliate, the employment relationship between the Executive and the Company or its Affiliates is at-will, i.e., the employment relationship may be terminated at any time at the will of either the Company or the Executive for any reason or no reason at all.

      2.2. Notwithstanding any provision herein to the contrary, except as provided in Section 4.7, no payments shall be due or payable pursuant to this Agreement unless [i] the Executive has remained in the employ of the Company or one of its Affiliates until there occurs, during the Term of this Agreement, a Change in Control, or there occurs an event that commences a Period of Anticipated Change in Control, and then [ii] the Executive's employment by the Company or one of its Affiliates is terminated during the Term of this Agreement either by the Company or the Executive as specified in
Section 4.4.

      2.3. If the Executive is employed not by the Company itself but by one of the Company's Affiliates, then if, during the Term of this Agreement but prior to a Change in Control and prior to a Period of Anticipated Change in Control during which the Person seeking to acquire the Company requests that such Affiliate be sold or disposed of, the Company sells or otherwise disposes of such Affiliate whereby the Company no longer owns or controls, directly or indirectly, at least a majority of the stock having the right to vote for directors or of the equity interest of such Affiliate, this Agreement shall automatically terminate thirty days thereafter if the Executive does not within such thirty day period of time following the sale or other disposition become an employee of the Company or one of its remaining majority-owned Affiliates.

3.    Term and termination of this Agreement:

      3.1. The Term of this Agreement shall commence on the Effective Date and end on March 31, 2000. However, if a Change in Control shall have occurred  prior  to  March 31,  2000,  the  Term of  this  Agreement  shall be automatically extended for a period of thirty-six (36) complete calendar months commencing with the month immediately following the month in which the Change in Control occurs. Moreover, if March 31, 2000 falls within a Period of Anticipated Change in Control, the Term of this Agreement shall be automatically extended until either [i] the Period of Anticipated Change in Control ceases without resulting in a Change in Control or [ii] if such Period of Anticipated Change in Control results in a Change in Control, for thirty-six (36) complete calendar months commencing with the month immediately




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following  the month in which such Change  in Control occurs.  Upon expiration of the Term of this Agreement, this Agreement shall automatically terminate. The termination of this Agreement under this Section 3.1 shall not under any circumstances constitute an event which obligates the Company to make payments or to extend benefits to the Executive pursuant to this Agreement.

      3.2. This Agreement can not be terminated by the Company prior to the expiration of its Term except upon either [a] the death of the Executive or [b] the Company terminating the Executive's employment based on Disability in accordance with Section 1.11. Upon either event, this Agreement shall automatically terminate. The termination of this Agreement because of the death or Disability of the Executive shall not under any circumstances constitute an event which obligates the Company to make payments or to extend benefits to the Executive pursuant to this Agreement. However, in the event that the Executive dies or incurs a Disability after the Company has become obligated to make payments or extend benefits to the Executive under Section
4.4 hereof, the death or Disability of the Executive shall not affect the Executive's right, or the rights of the Executive's heirs, legatees, executors or administrators, to receive such payments or benefits (if such benefits are applicable after death or Disability).

4. Company's obligations to Executive upon Change in Control or during a Period of Anticipated Change in Control:

      4.1. After a Change in Control or during a Period of Anticipated Change in Control, which, in either case, occurs during the Term of this Agreement, if there occurs any period during which the Executive fails to perform the Executive's full-time duties with the Company or its Affiliates, as the case may be, as a result of incapacity due to physical or mental illness, the Company shall pay, or if the Executive is employed by an Affiliate, cause the Affiliate to pay, the Executive's full base salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company or its Affiliate for Disability or death; provided, however, that such salary payments shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such salary payment under disability benefit plans of the Company or its Affiliates or under the Social Security disability insurance program, which amounts were not previously applied to reduce any such salary payment.

      4.2. During the Term of this Agreement, if the Executive's employment shall be terminated for any reason other than Disability or death following a Change in Control, or if the Executive's employment shall be terminated during a Period of Anticipated Change in Control at the request of the Person seeking to acquire the Company, the Company shall pay, or if the Executive is employed by an Affiliate, cause the Affiliate to pay, the Executive's full base salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable




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to the  Executive through  the  Date of  Termination under  the  terms of  the
Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

      4.3. In addition, but not in duplication of the benefits provided in Sections 4.5 and 4.6, the Company shall pay, or cause to be paid, to the Executive the Executive's post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's compensation and benefit plans as in effect immediately prior to the Date of Termination or, in the case of a termination of the Executive's employment by the Executive for Good Reason and if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason that is specified in the Executive's Notice of Termination; provided, however, that the Company shall have the right at any time, even after a Change in Control, to effect amendments, changes, or modifications to any and all compensation and benefit plans, programs or arrangements that are not substantial and material.

      4.4. [A] If, during the Term of this Agreement, the Executive's employment is terminated on or after a Change in Control other than: (a) by the Company or an Affiliate for Cause, (b) by reason of the Executive's Disability or death, or (c) by the Executive without Good Reason; then, in addition to the Company's obligations specified above in Sections 4.1 through 4.3, the Company shall pay, or if the Executive is employed by an Affiliate, cause the Affiliate to pay, the Executive the amounts and provide the Executive the benefits described in Sections 4.5 through 4.11.

      [B] During the Term of this Agreement and notwithstanding any provisions of Subsection [A] above to the contrary, the Executive's employment shall be considered to have been terminated under Subparagraph [A] under circumstances that obligate the Company to pay the Executive the amounts and provide the Executive the benefits described in Sections 4.5 through 4.11 if the Executive's employment is terminated by the Company or its Affiliate during a Period of Anticipated Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request of a Person who either [i] had entered into the written signed agreement with the Company the consummation of which would constitute a Change in Control or [ii] had submitted a written offer to the Company which, if accepted by the Company, would result in an agreement the consummation of which would constitute a Change in Control.

      [C] During the Term of this Agreement and notwithstanding any provisions of Subsection [A] above to the contrary, the Executive's employment shall be considered to have been terminated under Subparagraph [A] under









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circumstances that obligate  the Company to pay the  Executive the amounts and provide the Executive the benefits described in Sections 4.5 through 4.11, if:
(i) an event that constitutes Good Reason occurs during a Period of Anticipated Change in Control; (ii) such event occurs at the request of a Person who either [a] had entered into the written signed agreement with the Company the consummation of which would constitute a Change in Control or [b] had submitted a written offer to the Company which, if accepted by the Company, would result in an agreement the consummation of which would constitute a Change in Control; (iii) the Executive notifies the Company in writing as promptly as possible, and no later than three (3) months after the first event which constitutes Good Reason, of the Executive's position that a event which constitutes Good Reason occurred at the request of such Person;
(iv) the Period of Anticipated Change in Control in fact culminates in a Change in Control; and (v) the Executive refrains from providing a Notice of
Termination   and   continues   to   perform   the   Executive's  duties   and
responsibilities until at least sixty (60) days after a Change in Control occurs as a result of the Person having entered into the written signed agreement with the Company or having submitted the written offer to the Company.

      [D] The right of the Executive to terminate employment for Good Reason under Section [C] hereof is based solely on an event or events constituting Good Reason that occur during a Period of Anticipated Change in Control. The right of the Executive to terminate employment for Good Reason under Section [A] hereof is in addition to the Executive's right to terminate employment for Good Reason under Section [C] but is based solely on an event or events constituting Good Reason that occur on or after a Change in Control. The
Executive may give a Notice of Termination under Section [A] immediately the occurrence of the event or events constituting Good Reason [i.e., there is no requirement under Section [A] that the Executive refrain from providing a Notice of Termination and continue to perform the Executive's duties and responsibilities until at least sixty (60) days after the Change in Control occurs].

      4.5.  If  a  termination of  the  Executive's  employment  described  in
Section 4.4 hereof shall have occurred, in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefits otherwise payable to the Executive, the Company shall pay, or if the Executive is employed by an Affiliate, cause the Affiliate to pay, to the Executive a lump sum severance payment, in cash, equal to three (3) times the sum of [i] the Executive's annual base salary as in effect immediately prior to the Date of Termination or, in the case of a termination of the Executive's employment by the Executive for Good Reason and if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason that is specified in the Executive's Notice of Termination, and [ii] the average annual bonus earned by the Executive pursuant to any annual bonus or annual incentive plan maintained by the Company or an Affiliate in which the Executive participated in respect of the three fiscal years ending immediately prior to the fiscal year in which occurs the Date of Termination or, in the case of a termination of the Executive's employment by the Executive for Good Reason and if more favorable to the Executive, the three fiscal years ending




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






immediately prior to the fiscal year in which occurs the first event or circumstance constituting Good Reason that is specified in the Executive's Notice of Termination; provided, however, that if there are fewer than three such bonuses earned by the Executive in the applicable three-year period, the average annual bonus shall be calculated by dividing the total amount of the annual bonuses paid by the number of annual bonuses paid; and provided further that if the Executive has been so recently hired by the Company or an Affiliate that he has not earned any annual bonus which can be used to calculate an average bonus pursuant to this provision, he shall be deemed to have earned an average annual bonus determined by multiplying his applicable base salary by a fraction, the numerator of which is the total of the average annual bonuses of all employees of the Company and its Affiliates who have change in control severance agreements with the Company immediately prior to the Executive's Date of Termination and the denominator of which is the total of the applicable base salaries of such employees (as such terms are defined in their respective change in control severance agreements and determined as if such employees had been terminated without Cause as of the Executive's Date of Termination).

      4.6.  If  a  termination  of  the  Executive's employment  described  in
Section 4.4 hereof shall have occurred, for the thirty-six (36) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and the Executive's dependents with life, accident, medical, and dental insurance benefits substantially similar to those provided to the Executive and to the Executive's dependents immediately prior to the Date of Termination or, in the case of a termination of the Executive's employment by the Executive for Good Reason and if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason, at no greater cost to the Executive than the cost to the Executive immediately prior to such date or occurrence that is specified in the Executive's Notice of Termination; provided, however, that the Company shall have the right to effect amendments, changes, or modifications to any and all benefit plans, programs or arrangements that are not substantial and material and such amendments, changes or modifications shall apply to the Executive's benefits. Benefits otherwise receivable by the Executive pursuant to this Section 4.6 may be reduced to the extent benefits of the same type are received by or made available to the Executive by a successor employer during the thirty-six (36) month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the reasonable and necessary cost of such benefits to the Executive over such cost immediately prior to the Date of Termination or, in the case of a termination of the Executive's employment by the Executive for Good Reason and if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason that is specified in the Executive's Notice of Termination. As provided in Section 6.2, the Company may withhold from any payments made or benefits provided pursuant to this Agreement all federal, State, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.





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      4.7.  [A]   Regardless whether  or not a termination  of the Executive's employment described in Section 4.4 shall have occurred, to the extent that any of the payments or benefits (excluding payments to be made pursuant to this Section 4.7) received or to be received by the Executive (the "Total Payments") in connection with a Change in Control or the Executive's termination of employment (whether or not such payments or benefits are provided pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, with any Persons whose actions result in a Change in Control, or with any Person affiliated with the Company or such Person) will be subject to the excise tax imposed by Section 4999 of the Code, or any successor provision of the Code (any such excise tax is referred to in this Section as the "Excise Tax"), then the benefit or payment shall be increased by an amount (referred to in this Section as the "Additional Payment") such that the net amount received by the Executive, after paying any applicable Excise Tax and any federal, State or local income or FICA taxes on such Additional Payment, shall be equal to the amount that the Executive would have received if such Excise Tax were not applicable to the Total Payments.

      [B] For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" [within the meaning of
Section 280G(b)(2) of the Code] unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of
Section 280G(b)(4)(A) of the Code; (ii) all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered [within the meaning of Section 280G(b)(4)(B) of the Code] in excess of the base amount [as the term "base amount" is defined in Section 280G(b)(3) of the Code] allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax; and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Additional Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Additional Payment is to be made and State and local income taxes at the highest marginal rate of taxation in the State and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then on the date on which the Additional Payment is calculated for purposes of this Section 4.7), net of the maximum reduction in federal income taxes which could be obtained from deduction of such State and local taxes.










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






      [C] In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Additional Payment, the Executive shall repay to the Company, within ten business days immediately following the date that the amount of such reduction in the Excise Tax is finally determined, the portion of the Additional Payment attributable to the amount of such reduction (including the Excise Tax component and the federal, State and local income and employment tax components of the Additional Payment) to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, State and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Additional Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Additional Payment), the Company shall make another Additional Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within the ten (10) business days immediately following the date that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

      4.8.  If  a  termination  of  the Executive's  employment  described  in
Section 4.4 hereof shall have occurred, the Company shall promptly reimburse to the Executive all reasonable attorneys fees and expenses necessarily incurred by the Executive in disputing in good faith any issue with the Company or its Affiliates pursuant to this Agreement or lodging in good faith any claim, demand or cause of action against the Company or its Affiliates pursuant to this Agreement; provided, however, that the Company shall have no obligation to reimburse the Executive for such attorneys fees and expenses unless the Executive is the prevailing party as to such dispute, claim, demand or cause of action.

      4.9.  If  a  termination  of  the  Executive's employment  described  in
Section 4.4 hereof shall have occurred, the Company shall provide the Executive with outplacement services suitable to the Executive's position for a period of nine months after the Date of Termination or, if earlier, until the first acceptance by the Executive of an offer of employment.

      4.10. If (i) the Executive is or has been granted stock options, restricted stock, or other similar equity-based awards, whether before or after the Effective Date, pursuant to plans, programs or arrangements which provide that the Executive shall become fully vested upon a Change in Control and (ii) the definition of change in control in such plans, programs or arrangements does not provide for vesting upon the occurrence of an event creating a Period of Anticipated Change in Control, then the following shall apply: The requisite change in control for purposes of vesting under such plans, programs or arrangements shall be deemed to have occurred immediately prior to a termination described in subparagraphs (1) or (2) of this Section
4.10 if either --




                              -- Page 12 of 19 --
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






      (1) The Executive's employment is terminated by the Company or an Affiliate without Cause (and not for Disability or death) during a Period of Anticipated Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request of a Person who either [i] had entered into the written signed agreement with the Company the consummation of which would constitute a Change in Control or [ii] had submitted a written offer to the Company which, if accepted by the Company, would result in an agreement the consummation of which would constitute a Change in Control; or

      (2) During the Term of this Agreement, the Executive's employment is terminated as follows: (i) an event that constitutes Good Reason occurs during a Period of Anticipated Change in Control; (ii) such event occurs at the request of a Person who either [a] had entered into the written signed agreement with the Company the consummation of which would constitute a Change in Control or [b] had submitted a written offer to the Company which, if accepted by the Company, would result in an agreement the consummation of which would constitute a Change in Control; (iii) the Executive notifies the Company in writing as promptly as possible, and no later than three (3) months after the first event which constitutes Good Reason, of the Executive's position that an event which constitutes Good Reason occurred at the request of such Person;
      (iv) the Period of Anticipated Change in Control in fact culminates in a Change in Control; and (v) the Executive shall refrain from providing a Notice of Termination and shall continue to perform the Executive's duties and responsibilities until at least sixty (60) days after a Change in Control occurs as a result of the Person having entered into the written signed agreement with the Company or having submitted the written offer to the Company.

      4.11. The payments provided to the Executive or for the Executive's benefit in Sections 4.5 and 4.7[A] shall be made not later than the tenth (10) business day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such date, the Company shall pay to the Executive on such day an estimate of the payments under Section 4.5, as determined in good faith by the Executive and the Company, and an estimate of the payments under Section 4.7[A], as determined in accordance with Section 4.7[A] hereof, the estimate in each case to be of the minimum amount of such payments to which the Executive is clearly entitled, and shall pay the remainder of such payments [together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in Section 1274(b)(2)(B) of the Code] as soon as the amount thereof can be determined but in no event later than sixty (60) days after the Date of Termination. In the event that the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the tenth (10) business day after demand by the Company. At the time the payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor, or other advisors or




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                     CHANGE IN CONTROL SEVERANCE AGREEMENT
consultants and any such opinions or advice which are in writing shall be attached to the statement.

5. Termination procedures; resolution of disputes; arbitration; and no duty to mitigate:

      5.1. After a Change in Control or during a Period of Anticipated Change in Control, and in either case, during the Term of this Agreement, any purported termination of the Executive's employment (other than the death of the Executive) shall be communicated by a written notice of termination from one party to the other in accordance with Section 6.6 (the "Notice of Termination"). The Notice of Termination shall specify the termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment pursuant to this Agreement. The date of termination ("Date of Termination") of the Executive's employment pursuant to this Agreement shall be [i] if the Executive's employment is terminated for Disability, thirty (30) days after the Notice of Termination is given, and [ii] if the Executive's employment is terminated pursuant to this Agreement for any other reason, the date specified in the Notice of Termination [which, in the case of termination by the Company or an Affiliate shall not be less than thirty (30) days, except in the case of termination for Cause, which may be immediate, and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, from the date such Notice of Termination is given].

      5.2. All claims by the Executive for payments or benefits under this Agreement shall be in writing, shall set forth the specific reasons for the basis of the Executive's claim and the specific provisions of this Agreement relied upon, shall be submitted to the Committee, and shall be decided by the Committee. Any denial by the Committee of a claim for payments or benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Committee shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to file with the Committee, within sixty
(60) days after notification by the Committee that the Executive's claim has been denied, a request that the Committee re-consider its decision. Upon receipt of such a request, the Committee shall reconsider its decision and notify the Executive of the Committee's decision on reconsideration.

      5.3.  [A]   Any  further  dispute  or controversy  arising  under or  in connection with this Agreement and all claims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement involving the Executive, the Company, its Affiliates, and/or their respective representatives, even though some or all of such claims allegedly are extra-contractual in nature, whether such claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding arbitration pursuant to the Federal Arbitration Act in




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                     CHANGE IN CONTROL SEVERANCE AGREEMENT
accordance with the Employment Dispute Resolution Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Houston, Texas. This agreement to arbitrate shall be enforceable in either federal or state court.

      [B] The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including but not limited to, the construction and interpretation of this agreement to arbitrate, the issues subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act and shall be decided by the arbitrators. In deciding the substance of any such claims, the arbitrators shall apply the substantive laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state's law); provided, however, it is expressly agreed that the arbitrators shall have no authority to award treble, exemplary, or punitive damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any, to recover treble, exemplary, or punitive damages in connection with any such claims. The arbitrators are authorized to award attorneys and fees and expenses as authorized in this Agreement.

      [C] The arbitration may be initiated by any party by providing to the other party a written notice of arbitration specifying the claims. Within 30 days of the notice of initiation of the arbitration procedure, the Executive shall denominate one arbitrator and the Company shall denominate one arbitrator. The two arbitrators shall select a third arbitrator failing agreement on which within 60 days of the original notice, either the Executive or the Company shall apply to the Senior Active United States District Judge for the Southern District of Texas, who shall appoint a third arbitrator.
While the third arbitrator shall be neutral, the two party-appointed arbitrators are not required to be neutral and it shall not be grounds for removal of either of the two party-appointed arbitrators or for vacating the arbitrators' award that either of such arbitrators has past or present minimal relationships with the party that appointed such arbitrator. Evident partiality on the part of an arbitrator exists only where the circumstances are such that a reasonable person would have to conclude there in fact existed actual bias and a mere appearance or impression of bias will not constitute evident partiality or otherwise disqualify an arbitrator.

      [D] The three arbitrators shall by majority vote resolve all disputes between the parties. There shall be no transcript of the hearing before the arbitrators. The arbitrators' decision shall be in writing, but shall be as brief as possible. The arbitrators shall not assign the reasons for their decision. The arbitrators shall certify in their award that they have faithfully applied the terms and conditions of this Agreement and that no part of their award includes any amount for exemplary or punitive damages. All proceedings conducted hereunder and the decision of the arbitrators shall be kept confidential by the parties, e.g., the arbitrators' award shall not be released to the press or published in any of the various arbitration





                              -- Page 15 of 19 --
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






reporters.    Judgment  upon  any  award  rendered  in  any  such  arbitration proceeding may be entered by any federal or state court having jurisdiction.

      5.4. If during the Term of this Agreement the Executive's employment terminates under conditions that require the Company to make payments or extend benefits pursuant to Section 4.4, the Executive is not required to seek other employment or to attempt in any way to reduce the amounts payable to the Executive under Section 4.4 (other than an obligation to incur no more than reasonable and necessary attorneys fees). Further, the amount of any payment or benefit required pursuant to this Agreement (other than pursuant to Section 4.6) shall not be reduced or offset by any compensation or benefit that may be earned by the Executive as a result of employment by another employer after termination of the Executive's employment hereunder by the Company or its Affiliates, by retirement benefits, or against any amount claimed to be owed by the Executive to the Company unless such amount is evidenced by a promissory note or contract signed by the Executive.

6.    Miscellaneous:

      6.1. The applicable law and the forum for resolution of any disputes arising out of this Agreement are specified in the agreement to arbitrate contained in Section 5.3.

      6.2. The Company may withhold from any payments made or benefits provided pursuant to this Agreement all federal, State, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

      6.3. Except as provided in Sections 4.4[C] and 4.10(2) no failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      6.4. This Agreement shall be binding upon and inure to the benefit of the Company and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. In addition to the obligations imposed by law upon any successor to the Company, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.





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






      6.5. The Executive's rights and obligations pursuant to this Agreement are personal to the Executive and such rights, benefits, and obligations of the Executive shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of the Company, except through a transfer by testament or by the laws of descent or distribution upon the death of the Executive. In the event of any attempted assignment or transfer contrary to this Section 6.5, the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall be enforceable against the Executive and the Executive's personal and legal representatives, heirs, legatees, executors and administrators.

      6.6. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Company:      American General Corporation
                  2929 Allen Parkway
                  Houston, Texas 77019
                  Attention: General Counsel

      If to the Executive, to the Executive's last known address on the records of the Company.

Either the Company or the Executive may furnish a change of address to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      6.7. It is a desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

      6.8. Each of the Company and the Executive acknowledges that no representation, inducement, promise, or agreement, oral or written, express or implied, has been made by the other with respect to the subject matters of this Agreement which are not expressed in this Agreement. Except for benefit and compensation plans and grant documents thereunder that contain express change in control provisions, this Agreement constitutes the entire agreement of the parties with regard to the Company's Change in Control obligations to the Executive; terminates any prior severance agreements, including the existing Severance Agreement between the Company and the Executive; and




                              -- Page 17 of 19 --
                     CHANGE IN CONTROL SEVERANCE AGREEMENT
replaces and merges previous agreements and discussions pertaining to the Company's Change in Control obligations to Executive. No modification or amendment of this Agreement will be effective unless such modification or amendment is in writing and signed by the party whose rights are affected thereby.



















































                              -- Page 18 of 19 --
                     CHANGE IN CONTROL SEVERANCE AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to be effective as of the Effective Date stated above.

                                    AMERICAN GENERAL CORPORATION


                                    By:   ____________________________
                                          Jon P. Newton
                                          Vice Chairman of the Board


                                    EXECUTIVE


                                    By:   ____________________________
                                          FullName~








































                              -- Page 19 of 19 --
                     CHANGE IN CONTROL SEVERANCE AGREEMENT